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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2001 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-30043 (Commission File Number)	36-4301991 (IRS Employer Identification No.)
1301 N. Elston Avenue Chicago, Illinois 60622 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

        This Current Report on Form 8-K/A is being filed to amend Item 7. Financial Statements and Exhibits of the Current Report on Form 8-K filed by divine, inc. with the Securities and Exchange Commission on July 12, 2001 to include the financial statements of Emicom Group, Inc. ("Emicom") and the pro forma financial information reflecting the pro forma effect on divine of its acquisitions of Emicom, Open Market, Inc., eshare communications, Inc., Eprise Corporation, and Data Return Corporation.

Item 7. Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

(1)
The audited consolidated balance sheet of Emicom at December 31, 2000; the audited consolidated statements of operations, shareholders' equity, and cash flow of Emicom for the period from commencement of operations (July 29, 1999) to December 31, 2000; the unaudited consolidated balance sheet of Emicom at March 31, 2001; the unaudited consolidated statement of operations of Emicom for the three months ended March 31, 2001 and 2000; the unaudited consolidated statement of cash flow of Emicom for the three months ended March 31, 2001 and 2000; and the notes to the audited and unaudited financial statements of Emicom are included on pages F-3 through F-14 of this Report on Form 8-K.

(b)
Pro Forma Financial Information.

(1)
The following Pro Forma Financial Information reflecting the pro forma effect on divine of its acquisitions of Emicom, Open Market, Inc., eshare communications, Inc., Eprise Corporation, and Data Return Corporation is included on pages F-15 through F-23 of this Report on Form 8-K:

      Pro Forma Condensed Combined Balance Sheet as of September 30, 2001 (unaudited);

      Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2001 (unaudited);

      Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 (unaudited); and

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c)
Exhibits.

        The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

Item 7. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Emicom Group Inc:

We have audited the accompanying consolidated balance sheet of Emicom Group Inc. and its subsidiary, as of December 31, 2000 and the related consolidated statement of operations, shareholders' equity and cash flow for the period from commencement of operations (July 29, 1999) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards including those prescribed under the Auditor's Regulations (Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Emicom Group Inc. as of December 31, 2000, and the results of its operations and its cash flow for the period from commencement of operations (July 29, 1999) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Luboshitz Kasierer Arthur Andersen

Tel-Aviv, Israel
February 28, 2001

EMICOM GROUP INC.

CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

		December 31, 2000		March 31, 2001
				(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	(3)	$8,501		$16,271
Short-term bank deposits	(4)	22,675		14,698
Receivable from investee company	(6)	1,080		—
Other receivables	(5)	226		4,627

Total current assets		32,482		35,596

Long-term deposits		95		102

Investments	(6)	11,424	(6)	11,178

Property and equipment, net	(7)	562		534

Deposits with insurance companies	(8)	100		122

Total assets		$44,663		$47,532

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable		$112		$789
Short-term loan		—		—
Other payables and accrued expenses		406		489

Total current liabilities		518		567

Long-term liabilities
Accrued severance pay	(8)	108		128

Total liabilities		626		69525

Commitments and Contingencies	(9)
SHAREHOLDERS' EQUITY	(10)
Share capital
Class A—Common Stock of $0.001 par value; Authorized—175,000,000 shares; issued and outstanding as of December 31, 2000—30,000,000 shares		30		30
Series A-1 Preferred Shares of $0.001 par value; Authorized—75,000,000 shares; issued and outstanding as of December 31, 2000—37,000,000 shares		37		37
Series A-2 Preferred Shares of $0.001 par value; Authorized—35,000,000 shares; issued and outstanding as of December 31, 2000—33,000,000 shares		33		33
Additional paid-in capital		56,391		56,391
Accumulated deficit		(12,454)		(9,654)

Total shareholders' equity		44,037		46,837

Total liabilities and shareholders' equity		$44,663		$47,532

The accompanying notes to the consolidated financial statements form an integral part thereof.

EMICOM GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars)

			For the three months ended March 31,
		For the period ended(*) December 31, 2000
			2001	2000
			(Unaudited)	(Unaudited)
INCOME
Service fees from partner companies	(12)	$258	$138	$—
OPERATING EXPENSES
Marketing, general and administrative		(3,788)	(1,015)	(565)

Operating loss		(3,530)	(877)	(565)
Financing income (loss), net		1,244	439	(93)

		(2,286)	(438)	(658)
Equity in losses of investees	(6)	(2,906)	(996)	—
Recovery (writedown) of an investment	(6)	(7,262)	4,234	—

Net loss		$(12,454)	$2,800	$(658)

(*)
From commencement of operations (July 29, 1999).

The accompanying notes to the consolidated financial statements form an integral part thereof.

EMICOM GROUP INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars, except share data)

	Common Stock	Preferred Shares	Share capital	Additional paid-in capital	Accumulated deficit	Total
Issuance of ordinary shares	30,000,000	—	$30	$—	$—	$30
Issuance of preferred shares (*)	—	70,000,000	70	56,391	—	56,461
Net loss	—	—	—	—	(12,454)	(12,454)

Balance as of December 31, 2000	30,000,000	70,000,000	100	56,391	(12,454)	44,037

Net income (unaudited)	—	—	—	—	2,800	2,800

Balance as of March 31, 2001 (unaudited)	30,000,000	70,000,000	$100	$56,391	$(9,654)	$46,837

(*)
Net of issuance expenses of $509.

The accompanying notes to the consolidated financial statements form an integral part thereof.

EMICOM GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands of U.S. dollars)

		For the three months ended March 31,
	For the period ended(*) December 31, 2000
		2001	2000
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(12,454)	$2,800	$(658)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	97	31	—
Equity in losses of investees	2,906	996	—
Writedown of other investment	7,262	—	—
Interest accrued on short-term bank deposits	(479)	(371)	—
Other	(87)	(9)	—
Changes in operating assets and liabilities:
Receivable from investee company	(1,080)	—
Increase in other receivables	(226)	(3,321)	(234)
Increase in accounts payables	112	(34)	59
Increase in other payables and accrued expenses	406	83	796

Net cash provided by (used in) operating activities	(3,543)	175	(37)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(659)	(3)	(535)
Short-term bank deposits	(22,196)	8,348	—
Investments	(21,592)	(750)	(6,512)

Net cash provided by (used in) investing activities	(44,447)	7,595	(7,047)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares	56,491	—	—
Other capital contributions	—	—	2,520
Short-term loans	—	—	7,520

Net cash provided by financing activities	56,491	—	10,040

INCREASE IN CASH AND CASH EQUIVALENTS	8,501	7,770	2,956
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	8,501	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,501	$16,271	$2,956

Cash paid during the period for interest	$186	$—	$—

(*)
From commencement of operations (July 29, 1999).

The accompanying notes to the consolidated financial statements form an integral part thereof.

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

Note 1—GENERAL

        Emicom Group, Inc. ("the Company"), a Delaware corporation established in March 23, 2000, is a technology holding company that provides capital and advisory services to early stage technology companies located in Israel and the United States that focus on the telecommunications, cellular, Internet infrastructure and enterprise software markets. The Company generates revenues from fees associated with providing services to its partner companies.

        On July 29, 1999 the founders established a subsidiary in Israel (Emicom Ventures Ltd.) that provides management services to the Company and its investees.

        During 1999, the Company received a loan from its founders to finance its operations. The loan was repaid during 2000 with the proceeds from various shares issuances (see Note 10). All shares received on account of investments made prior to the Company's incorporation were held in a trust and transferred into the Company's name upon incorporation.

Note 2—SIGNIFICANT ACCOUNTING POLICIES

        The financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

  A.
  BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Emicom Ventures Ltd. All material intercompany transactions and balances have been eliminated in consolidation.

    Investments in which the Company exercises significant influence, generally 20% to 30% owned companies ("affiliates"), are accounted for by the equity method, whereby the Company recognizes its proportionate share of such companies' net income or loss. Goodwill, representing the excess of the purchase price over the fair value of the net assets of the acquired entities, is being amortized on a straight-line basis over the period of expected benefit of five years.

  B.
  FINANCIAL STATEMENTS IN U.S. DOLLARS

    The financial statements of the Company have been prepared in U.S. dollars, as the currency of the primary economic environment in which the operations of the Company are conducted in the U.S. dollar. Most of the Company's activities are primarily in U.S. dollars.

    Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are remeasured into U.S. dollars in accordance the principles prescribed in Statement No. 52 of the Financial Accounting Standards Board of the United States ("FASB"). Accordingly, items have been remeasured as follows:

    •
    Monetary items—at the exchange rate in effect on the balance sheet date.

    •
    Nonmonetary items—at historical exchange rates.

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

    •
    Revenues and expense items—at the exchange rates in effect as of the date of recognition of those items (excluding depreciation and other items deriving from non-monetary items).

    All exchange gains and losses from the abovementioned remeasurement (which are immaterial for all periods presented) are reflected in the statement of operations. The representative rate of exchange of the New Israeli Shekel (NIS) as of December 31, 2000 was U.S.$1—NIS 4.041.

  C.
  CASH AND CASH EQUIVALENTS

    All highly liquid investments with an original maturity of three months or less are considered cash equivalents.

  D.
  SHORT-TERM DEPOSITS

    Short term deposits consists of deposits in bank with original maturity of more than three months.

  E.
  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, ranging from three to fifteen years.

  F.
  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Unless otherwise noted, the carrying amount of financial instruments approximates fair value.

  G.
  STOCK BASED COMPENSATION

    The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," in October 1995. This accounting standard permits the use of either a fair value based method of accounting or the method prescribed in Accounting Principles Board Opinion 25 ("APB"), "Accounting for Stock Issued to Employees" to account for stock-based compensation arrangements. In accordance with APB 25 deferred compensation is recorded if there is a difference between the exercise price and the fair market value of the ordinary share on the date of the grant. Companies that elect to employ the method prescribed by APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method. The Company has elected to account for its stock-based compensation arrangements under the provisions of APB 25 including the FASB issued interpretation No. 44, "Accounting for Certain Transaction involving stock compensation—an interpretation of APB Opinion No. 25", and accordingly, has included in Note 10 the pro forma disclosures required under SFAS No. 123. Options granted to non-employees are recognized at their fair market value at date of grant in accordance with SFAS No. 123.

  H.
  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

  I.
  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement. The Company must adopt FAS 133 affective January 1, 2001. The adoption of SFAS No. 133 will not have a material effect on the Company's financial position or results of operations.

Note 3—CASH AND CASH EQUIVALENTS

December 31 2000
Bank deposits in U.S. dollars and bearing annual interest at a rate of between 6.6%-7.0%	8,306
Cash in banks	195

$8,501

Note 4—SHORT-TERM BANK DEPOSITS

    Short-term bank deposits are in U.S. dollars and bear annual interest at a rate of between 6.6%-7.0%. The average maturity of the Company's deposits was 85 days as of December 2000.

Note 5—OTHER RECEIVABLES

December 31 2000
Prepaid expenses	$135
Government institutions	23
Other	68

$226

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

Note 6—INVESTMENTS

			December 31, 2000		March 31, 2001 (unaudited)		March 31, 2000 (unaudited)
		Percentage ownership outstanding	Cost basis	Carrying value	Cost basis	Carrying value(**)	Cost basis	Carrying value
Cost investments
Expand Networks, Ltd.	(2)	4.4%	$1,789	$1,789	$1,789	$1,789	$1,042	$1,042
Divine Interventures Inc.	(4)	—	4,000	4,000	4,000	4,000	4,000	4,000
Zur Maarachot Memuchshavot Ltd.	(6)	23%	7,262	(*)—	7,262	(*)—	—	—

			13,051	5,789	13,051	5,789	5,042	5,042

Equity investments
Adwise Ltd.	(3)	19.8%	5,550	3,400	6,300	3,432	1,300	1,300
i-Radius.Com., Inc.	(1)	16.9%	970	535	970	467	170	170
Send2Post, Inc.	(5)	25.6%	2,021	1,700	2,021	1,490	—	—

			8,541	5,635	9,291	5,389	1,470	1,470

Total			$21,592	$11,424	$22,342	$11,178	$6,512	$6,512

(*)
Net of writedown in the amount of $7,262.

(**)
The equity method is implemented on a quarterly basis.

(1)
In October 1999, the Company acquired 10.2% of i-Radius.Com., Inc. ("i-Radius") for $170. Subsequently, on May 2000, the Company acquired an additional interest in i-Radius for $500 which increased the Company's ownership percentage in i-Radius to 16.9%

    i-Radius enables users to create a customizable family web site that provides a private and secure internet platform for communication with immediate family members, extended family and the local community and supporting services.

    In October 2000, the Company provided a $300 convertible bridge loan to I-Radius. The loan shall be converted into the class of stock i-Radius will issue upon closing of the next round or Preferred B stock of i-Radius, as determined in the loan agreement, upon the earlier of (1) closing of an investment in i-Radius of at least $1,000 at a pre money valuation of at least $7,000, or (2) April 1, 2001.

  (2)
  In October 1999, the Company paid $1,042 in consideration for 5.1% of Expand Networks Ltd. ("Expand"). In June 2000, the Company granted to Expand a bridge loan in the amount of $454, which was converted into shares in September 2000. In addition, the Company paid $293 in September 2000 in consideration for a 0.72% interest in Expand. After this investment the Company's ownership percentage in Expand is 4.4%.

    Expand provides a technology solution for bandwidth acceleration that increases the range of frequencies a transmission line or channel can carry.

  (3)
  In December 1999, the Company acquired 8.5% of Adwise Ltd. ("Adwise") in consideration for $1,300. Subsequently, in May 2000, the Company acquired an additional 0.5% of Adwise in consideration for $250. In July 2000, the Company acquired an additional interest in Adwise in consideration for $4,000, which increased the Company's ownership in Adwise to 19.8%.

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

    Adwise provides a technology-based solution and services for managing and delivering targeted content (advertising e-commerce and other value-add services) to users via the network infrastructure.

  (4)
  In December 1999, the Company invested $4,000 representing less than 1% of Divine Interventures, Inc. ("Divine")—which holds an interest in the Company.

    Divine is an internet holding company actively engaged in business-to-business e-commerce through a community of associated companies.

  (5)
  In September 2000, the Company paid approximately $2,021 to acquire 25.6% of Send2Post Inc. ("Send2Post").

    Send2Post is a communication channel that connects any World Wide Web user to regular snail mail and employs brochure quality digital printing services to accommodate the printing and mailing requirements of individuals and businesses.

  (6)
  In October 2000, the Company paid approximately $8,000 to acquire 23% of Zur Maarachot Memuchshavot Ltd. ("ZMM").

    In December 2000, the Company discovered that its investment in ZMM was made on a false representation by ZMM and its principal shareholder as a result of which the company fully reduced the valuation of ZMM. ZMM agreed to return approximately $1,000 as a result of this valuation adjustment. Subsequent to the year end, this amount was received by the Company.

    Following the abovementioned misrepresentation, the Company discovered other fraudulent actions by ZMM and its principal shareholder and has filed a law suit against ZMM and its principal shareholder, demanding the annulment of the investment agreement and the refund of all amounts invested.

    Management of the Company is unable to estimate what amounts might be recoverable and has therefore written down its investment to zero.

Note 7—PROPERTY AND EQUIPMENT, NET

	Useful life	December 31 2000
Cost
Leasehold improvements	5 years	$285
Computers	3 years	145
Office furniture and equipment	6-15 years	229

Total cost		659

Accumulated depreciation
Leasehold improvements		47
Computers		35
Office furniture and equipment		15

Total accumulated depreciation		97

Net book value		$562

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

    For the period ended December 31, 2000 depreciation expense was $97. The majority of property and equipment is located in Israel.

Note 8—ACCRUED SEVERANCE PAY

    Under Israeli law and labor agreements, the Company is required to make severance payments to its dismissed employees and to employees leaving its employment in certain other circumstances. The Company's severance pay liability to its employees, which is calculated on the basis of the salary of each employee for the last month of the reported period multiplied by the years of such employees' employment, is reflected in the Company's balance sheet on the accrual basis, and is partially funded by purchase of insurance policies in the name of the employee. Severance pay expenses amounted to $108 for the period ended December 31, 2000.

Note 9—COMMITMENTS AND CONTINGENCIES

  A.
  The Company operates from leased premises in Israel. The rental agreements expire during the years 2000 to 2003, and are renewable at the Company's option. Annual minimum future rental payments due under the above agreements, at the exchange rate in effect on December 31, 2000 are as follows:

Rental payments
2001	$117
2002	117
2003	19

$253

  B.
  The Company could be obligated to pay its executive officers an amount equal to six months of gross compensation upon dismissal under certain specific conditions.

Note 10—SHAREHOLDERS' EQUITY

  A.
  SHARE CAPITAL

    In March 2000, the Company issued 30,000,000 Class A common stock of $0.001 par value as founders shares.

    In April 2000, the Company issued 2,456,140 Series A-2 Preferred shares to investors in consideration for $2,000.

    In June 2000, the Company issued 37,000,000 Series A-1 Preferred Shares to investors in consideration for $30,129.

    In July 2000, the Company issued 30,543,860 Series A-2 Preferred Shares to investors in consideration for $24,871.

    The holders of Series A-1 and Series A-2 have preferential rights to dividends and liquidation, and convert at a ratio of 1:1 into common stock at the option of the Preferred Shareholders' with mandatory conversion in certain circumstances.

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

  B.
  STOCK OPTION PLAN.

    The incentive stock option plan and the affiliate employees stock option plan established by the Company, provide for the grant by the Company of options to purchase 5,250,000 ordinary shares to employees and consultants of the Company. The options vest ratably, primarily over a period of four year. The incentive stock option plan is structured according to Section 3(9) of the Israeli Income Tax Ordinance for Israeli employees and as non-qualified stock options for American employees. The options expire ten years after the date of grant. As of December 31, 2000, 4,485,000 options to purchase ordinary shares are available for grant.

    In addition, option grants from the abovementioned option pool will only dilute the Class A Common Shares. After such option pool is exhausted, any additional option grants will dilute the Class A Common Shares and the Series A-1 Preferred Shares on a pro rata basis until such time as a "qualified IPO" is consummated (Series A-2 Preferred Stock will not be diluted by any Option grants made prior to a qualified IPO). Subsequent to a qualified IPO, all holders of securities in the Company will be diluted on a pro rata basis upon the issuance of any options. Upon the grant of options to employees in November 2000, the Company granted 1,785,000 options to shareholders. The options expire ten years after date of grant except for options granted to ten percent shareholders which in such case the exercise period shall not exceed five years.

    Transactions related to the abovementioned options during the period ended December 31, 2000 were as follows:

	Outstanding options	Weighted average exercise price per share	Weighted average fair value of options granted

Options granted	2,550,000	$0.81	$0.81
Outstanding—December 31, 2000	2,550,000	0.81	$—

    The following table summarizes information about options outstanding at December 31,2000.

Options outstanding				Options exercisable
Weighted- average exercise price	Number outstanding at December 31, 2000	Weighted average remaining contractual life	Weighted- average exercise price	Number outstanding at December 31, 2000	Weighted- average exercise price

$0.81	2,550,000	9.92	$0.81	—	$—

    If deferred compensation had been determined under the alternative fair value accounting method provided for under FASB Statement No. 123 "Accounting for Stock-Based Compensation", using the Black-Scholes option pricing method with the following weighted average assumptions used for grants in the period: (1) expected life of the options of three years; (2) no dividend yield; (3) expected volatility of 130%; and (4) risk-free interest rate of 6%. The effect on the Company's net loss would have been $472.

EMICOM GROUP INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In thousands of U.S. dollars)

Note 11—TAXES ON INCOME

  A.
  The Israeli subsidiary is subject to the Income Tax Law (Inflationary Adjustments), 1985, measuring income on the basis of changes in the Israeli Consumer Price Index.

  B.
  As of December 31, 2000, the Company has carryforward tax losses in the amount of approximately $2,347, which may be carried forward indefinitely. The Israeli subsidiary has a loss carryforward as of December 31, 2000 amounting to approximately $500. The Company has provided a valuation allowance for the full amount of the tax benefit deriving from the carryforward losses due to its operating losses and the uncertainty as to when these benefit will be utilized. Deferred taxes in respect of other temporary differences are immaterial.

  C.
  The Company does not have final tax assessments since commencement of operations.

Note 12—RELATED PARTY BALANCES AND TRANSACTIONS

  A.
  Balances with related parties consisted of the following:

December 31 2000

Amounts owing by investee companies	$1,102

  B.
  Transactions with related parties consisted of the following:

For the period ended(*) December 31 2000

Service fees from partner companies	258

  (*)
  From commencement of operations (July 29, 1999).

Item 7. Financial Statements and Exhibits.
(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements describe the pro forma effect of divine's acquisition of Emicom on the:

  •
  statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 of divine; and

  •
  balance sheet as of September 30, 2001 of divine.

        The following unaudited pro forma condensed combined financial statements also describe the pro forma effect of divine's acquisitions of Data Return, Inc., Eprise Corporation, eshare communications, Inc., and Open Market, Inc. described below. Because the Emicom acquisition occurred on July 19, 2001, Emicom's assets and liabilities are already included in divine's balance sheet at September 30, 2001. Therefore, there are no assets and liabilities reflected in the Emicom column of the pro forma condensed combined balance sheet. Additionally, in the pro forma condensed combined statement of operations for the nine months ended September 30, 2001, Emicom's historical financial data reflects its operating activity only for the period from January 1, 2001 through July 19, 2001, the date of its acquisition, because activity subsequent to that date is reflected in divine's historical statement of operations for the nine months ended September 30, 2001.

        Because Data Return's fiscal year ends on March 31, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 includes Data Return's historical information for its year ended March 31, 2001. The purpose of these pro forma financial statements is to demonstrate how the combined financial statements of these businesses might have appeared if each of the mergers had been completed at the beginning of the periods presented, or when otherwise indicated.

        In addition to the Emicom merger, on October 19, 2001, divine completed its acquisition of Open Market, which provides content-driven e-business solutions to enterprises. Also, on October 23, 2001, divine completed its acquisition of eshare, which provides customer interaction management products and services. Further, on December 5, 2001, divine completed its acquisition of Eprise, which is a provider of software products and design and consulting services that enable businesses to create and publish Web content. Additionally, on January 9, 2002, divine completed its acquisition of Data Return, which provides high-availability managed hosting services to companies whose applications are based on Microsoft technologies.

        divine has prepared the unaudited pro forma condensed combined financial statements using the purchase method of accounting for all these transactions. Because the unaudited pro forma condensed combined financial statements are based upon the financial condition and operating results of Data Return, Eprise, eshare, Open Market and Emicom during periods when they were not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisitions been completed as of the respective periods presented, nor is it indicative of future financial or operating results. divine expects to incur reorganization and integration expenses as well as potential operating efficiencies as a result of the acquisitions of Data Return, Eprise, eshare, Open Market and Emicom. The unaudited pro forma condensed combined financial statements do not give effect to any synergies that may occur due to the integration of Data Return, Eprise, eshare, Open Market and Emicom with divine, nor do they take into account the effect of any potential changes to accounting policies, including with respect to the recognition of revenues, of the acquired entities after the mergers due to the integration of their businesses into divine's business model. The unaudited pro forma condensed combined financial statements should be read along with the historical financial statements of divine and the related notes, incorporated by reference in this document, and the historical financial statements of Emicom and the related notes, included elsewhere in this document.

        Certain assets and liabilities in the consolidated balance sheets of Data Return, Eprise, eshare, Open Market and Emicom have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined balance sheet. Certain expenses and other deductions in the consolidated statements of operations of Data Return, Eprise, eshare, Open Market and Emicom have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined statements of operations.

divine, inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2001
(in thousands)

	divine, inc.	Eprise	Eprise Pro Forma Adjustments		eshare	eshare Pro Forma Adjustments		Open Market	Open Market Pro Forma Adjustments		Data Return	Data Return Pro Forma Adjustments		Emicom	Emicom Pro Forma Adjustments	divine/Data Return eshare/Open Market Eprise/Emicom Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$170,026	47,906	(1,193	)(b)	8,326	(602	)(a)	3,364	(2,324	)(a)	8,576	(7,688	)(a)	—	—	$220,641
						(5,750	)(c)
Restricted cash	4,630	—	—		—	—		—	—		2,000	—		—	—	6,630
Accounts receivable	46,072	2,662	—		22,369	—		9,193	—		5,779	—		—	—	86,075
Available-for-sale securities	1,112	—	—		4,402	—		1,855	—		—	—		—	—	7,369
Note receivable	3,427	—	—		—	—		—	—		—	—		—	—	3,427
Inventory	—	—	—		1,499	—		—	—		—	—		—	—	1,499
Deferred taxes	—	—	—		1,394	(1,394	)(d)	—	—		—	—		—	—	—
Other current assets	18,438	1,188	—		1,908	—		3,930	—		1,380	—		—	—	26,844

Total current assets	243,705	51,756	(1,193)		39,898	(7,746)		18,342	(2,324)		17,735	(7,688)		—	—	352,485
Property and equipment, net	43,728	4,277	(1,097	)(b)	8,747	—		6,741	—		39,060	—		—	—	101,456
Deferred taxes	—	—	—		10,505	(10,505	)(d)	—	—		—	—		—	—	—
Goodwill and other intangible assets	43,822	—	—		3,302	17,986 (1,225 3,426 (3,302	(d) )(e) (a) )(d)	—	7,381 57,964	(a) (f)	—	7,688 27,988	(a) (g)	—	—	165,030
Ownership interests in associated companies	11,993	—	—		—	—		—	—		—	—		—	—	11,993
Other non-current assets	19,589	102	(102	)(b)	119	5,750	(c)	1,226	(5,057	)(a)	2,384	—		—	—	21,187
						(2,824	)(a)

Total Assets	$362,837	56,135	(2,392)		62,571	1,560		26,309	57,964		59,179	27,988		—	—	$652,151

Liabilities
Current liabilities
Accounts payable	$12,660	346	—		4,318	(1,225	)(e)	3,142	—		2,345	—		—	—	$21,586
Accrued payroll expenses	9,602	2,179	—		—	—		—	—		—	—		—	—	11,781
Accrued vacation	3,852	—	—		—	—		—	—		—	—		—	—	3,852
Accrued professional fees	669	—	—		—	—		—	—		—	—		—	—	669
Current portion of facilities impairment	1,494	—	611	(b)	—	1,111	(d)	—	536	(f)	—	761	(g)	—	—	4,513
Current portion of capital leases	3,729	—	—		—	—		—	—		15,985	—		—	—	19,714
Other accrued expenses and current liabilities	12,786	1,747	1,596	(b)	7,485	2,551	(d)	10,774	2,984	(f)	6,824	3,043	(g)	—	—	49,790
Notes payable—current	5,890	14	—		—	—		5,000	—		—	—		—	—	10,904
Deferred revenue	7,735	2,111	—		10,886	—		4,271	—		4,384	—		—	—	29,387

Total current liabilities	58,417	6,397	2,207		22,689	2,437		23,187	3,520		29,538	3,804		—	—	152,196
Long-term debt	58,473	—	—		—	—		—	—		13,381	—		—	—	71,854
Capital leases	4,232	—	—		—	—		—	—		—	—		—	—	4,232
Other noncurrent liabilities	424	—	—		—	—		—	—		—	—		—	—	424
Long-term facilities impairment	2,455	—	4,202	(b)	—	5,012	(d)	—	249	(f)	—	1,294	(g)	—	—	13,212
Minority interest	6,488	—	—		—	—		—	—		—	—		—	—	6,488
Convertible preferred stock	—	—	—		—	—		577	—		—	—		—	—	577
Stockholders' equity
Common stock	161	—	54	(b)	—	68	(d)	—	44	(f)	—	74	(g)	—	—	401
Additional paid-in capital	994,681	—	38,245	(b)	—	36,203	(d)	—	55,968	(f)	—	33,348	(g)	—	—	1,175,694
			2,859	(b)		1,671	(d)		6,991	(f)		5,728	(g)
Notes receivable from exercise of options	(3,130)	—	—		—	—		—	—		—	—		—	—	(3,130)
Unearned stock-based compensation	(19,154)	—	(221	)(b)	—	—		—	—		—	—		—	—	(19,375)
Accumulated other comprehensive loss	(20,150)	—	—		—	—		—	—		—	—		—	—	(20,150)
Treasury stock, at cost	(9,639)	—	—		—	—		—	—		—	—		—	—	(9,639)
Accumulated deficit	(710,421)	—	—		—	(3,949	)(d)	—	(6,263	)(f)	—	—		—	—	(720,633)
Acquired company equity	—	49,738	(49,738	)(b)	39,882	(39,882	)(d)	2,545	(2,545	)(f)	16,260	(16,260	)(g)	—	—	—

Total stockholders' equity	232,348	49,738	(8,801)		39,882	(5,889)		2,545	54,195		16,260	22,890		—	—	403,168

Total liabilities and stockholders' equity	$362,837	56,135	(2,392)		62,571	1,560		26,309	57,964		59,179	27,988		—	—	$652,151

divine, inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

(in thousands, except per share data)

	divine, inc.	eshare	eshare Pro Forma Adjustments	Open Market	Open Market Pro Forma Adjustments	Eprise	Eprise Pro Forma Adjustments	Data Return	Data Return Pro Forma Adjustments	Emicom	Emicom Pro Forma Adjustments		divine/Data Return/ eshare/Open Market Eprise/Emicom ProForma Combined
Revenues	$119,118	54,943	—	35,694	—	11,199	—	40,129	—	194	—		$261,277
Operating expenses:
Cost of revenues	96,826	20,810	—	15,980	—	8,266	—	37,124	—	—	—		179,006
Selling, general and administrative	147,710	34,383	3,372(m )	34,317	3,984(m )	20,486	—	39,770	—	1,862	—		285,884
Research and development	13,520	7,355	—	12,459	—	5,925	—	3,690	—	—	—		42,949
Acquired technology—in-process research and development	1,196	—	—	—	—	—	—	—	—	—	—		1,196
Impairment of investment in consolidated associated companies	3,024	—	—	—	—	—	—	—	—	—	—		3,024
Impairment of prepaid co-location and bandwidth services	25,000	—	—	—	—	—	—	—	—	—	—		25,000
Amortization of stock-based compensation	7,672	—	—	—	—	—	—	95	—	—	—		7,767

Total operating expenses	294,948	62,548	3,372	62,756	3,984	34,677	—	80,679	—	1,862	—		544,826

Operating loss	(175,830)	(7,605)	(3,372)	(27,062)	(3,984)	(23,478)	—	(40,550)	—	(1,668)	—		(283,549)
Other income (expense):
Interest income	7,638	—	—	357	—	2,142	—	1,171	—	—	—		11,308
Interest expense	(2,189)	—	—	(681)	—	(17)	—	(2,484)	—	—	—		(5,371)
Other income (loss), net	10,120	354	—	4,917	—	—	—	(8)	—	2,647	—		18,030

Total other income (expense)	15,569	354	—	4,593	—	2,125	—	(1,321)	—	2,647	—		23,967
Loss before minority interest, net gain of stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(160,261)	(7,251)	(3,372)	(22,469)	(3,984)	(21,353)		(41,871)	—	979	—		(259,582)
Minority interest	4,269	—	—	—	—	—	—	—	—	—	—		4,269
Net gain of stock transactions of associated companies	663	—	—	—	—	—	—	—	—	—	—		663
Equity in losses of associated companies	(15,443)	—	—	—	—	—	—	—	—	—	(313	)(p)	(15,756)
Impairment of investment in equity method and cost method associated companies	(30,381)	—	—	—	—	—	—	—	—	—	—		(30,381)

Loss before income taxes	(201,153)	(7,251)	(3,372)	(22,469)	(3,984)	(21,353)	—	(41,871)	—	979	(313)		(300,787)
Income tax (benefit) provision	—	(2,593)	2,593 (n)	541	—	41	—	—	—	31	—		613

Net loss from continuing operations	(201,153)	(4,658)	(5,965)	(23,010)	(3,984)	(21,394)	—	(41,871)	—	948	(313)		(301,400)
Accretion of redeemable preferred stock dividends	—	—	—	(518)	518 (o)	—	—	—	—	—	—		—
Accretion of preferred stock dividends	—	—	—	—	—	—	—	—	—	—	—		—
Deemed dividends	—	—	—	—	—	—	—	—	—	—	—		—

Net loss from continuing operations applicable to common shareholders	$(201,153)	(4,658)	(5,965)	(23,528)	(3,466)	(21,394)	—	(41,871)	—	948	(313)		$(301,400)

Basic and diluted net loss per share applicable to common stockholders	$(1.38)												$(0.76)
Shares used in computing basic and diluted net loss per share	146,510,593												395,379,288

divine, inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000

	divine, inc.	Eprise	Eprise Pro Forma Adjustments		eshare	eshare Pro Forma Adjustments		Open Market	Open Market Pro Forma Adjustments	Data Return	Data Return Pro Forma Adjustments	Emicom	Emicom Pro Forma Adjustments		divine/Eprise eshare/Open Market Data Return/Emicom Pro Forma Combined
Revenues	$44,079	19,028	—		83,956	(1,815	)(j)	88,981	—	50,068	—	258	—		$284,555
Operating expenses:
Cost of Revenues	42,266	7,520	—		31,122	—		44,846	—	45,444	—	—	—		171,198
Selling, general and administrative	175,663	24,820	—		61,249	(403 4,497	)(j) (i)	70,555	5,312 (i)	47,910	—	3,788	—		393,391
Research and development	12,036	5,560	—		10,658	—		24,801	—	4,778	—	—	—		57,833
Impairment of investment in consolidated associated companies	57,626	—	—		—	(1,412	)(j)	—	—	—	—	—	—		56,214
Impairment of facilities	10,961	—	—		—	—		—	—	—	—	—	—		10,961
Amortization of stock-based compensation	48,069	1,881	—		—	—		—	—	171	—	—	—		50,121

Total operating expenses	346,621	39,781	—		103,029	2,682		140,202	5,312	98,303	—	3,788	—		739,718

Operating loss	(302,542)	(20,753)	—		(19,073)	(4,497)		(51,221)	(5,312)	(48,235)	—	(3,530)	—		(455,163)
Other income (expense):
Interest income	15,583	4,144	—		—	—		1,326	—	3,749	—	—	—		24,802
Interest expense	(1,857)	(48)	—		—	—		(447)	—	(2,658)	—	—	—		(5,010)
Other income (loss), net	(301)	—	—		414	—		13,208	—	(8)	—	1,244	—		14,557

Total other income (expense)	13,425	4,096	—		414	—		14,087	—	1,083	—	1,244	—		34,349
Loss before minority interest, net gain of stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(289,117)	(16,657)	—		(18,659)	(4,497)		(37,134)	(5,312)	(47,152)	—	(2,286)	—		(420,814)
Minority interest	18,169	—	—		—	—		—	—	—	—	—	—		18,169
Net gain of stock transactions of associated companies	4,375	—	—		—	—		—	—	—	—	—	—		4,375
Equity in losses of associated companies	(90,621)	—	—		—	—		—	—	—	—	(2,906)	2,882	(l)	(90,645)
Impairment of investment in equity method and cost method associated companies	(113,125)	—	—		—	—		—	—	—	—	(7,262)	—		(120,387)

Loss before income taxes	(470,319)	(16,657)	—		(18,659)	(4,497)		(37,134)	(5,312)	(47,152)	—	(12,454)	2,882		(609,302)
Income tax (benefit) provision	—	47	—		(7,542)	7,542	(k)	662	—	—	—	—	—		709

Net loss from continuing operations	(470,319)	(16,704)	—		(11,117)	(12,039)		(37,796)	(5,312)	(47,152)	—	(12,454)	2,882		(610,011)
Accretion of redeemable preferred stock dividends	(8,037)	(94)	94	(h)	—	—		—	—	—	—	—	—		(8,037)
Accretion of preferred stock dividends	(9,070)	—	—		—	—		—	—	—	—	—	—		(9,070)
Deemed dividends	(40,756)	—	—		—	—		—	—	—	—	—	—		(40,756)

Net loss from continuing operations applicable to common shareholders	$(528,182)	(16,798)	94		(11,117)	(12,039)		(37,796)	(5,312)	(47,152)	—	(12,454)	2,882		$(667,874)

Basic and diluted net loss per share applicable to common stockholders	$(7.84)														$(2.16)
Shares used in computing basic and diluted net loss per share	67,390,746														308,749,405

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.
Basis of Presentation

        The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the acquisitions of Data Return, Eprise, eshare and Open Market as if they occurred on that date. Because Emicom was acquired on July 19, 2001, Emicom's assets and liabilities are already included in divine's balance sheet at September 30, 2001. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the acquisitions of Data Return, Eprise, eshare, Open Market and Emicom as if they occurred on January 1, 2000.

        The following table summarizes information concerning the estimated purchase price allocation for the acquisitions of Data Return, Eprise, eshare and Open Market as if they had occurred on September 30, 2001. The purchase price allocation described for Emicom is the actual allocation at the acquisition date of July 19, 2001.

Company	Purchase Price	Fair value of tangible net assets (liabilities)	In process research and development	Goodwill and other intangible assets (extraordinary gain)
Data Return	$46,102,000	$18,114,000	$—	$27,988,000
Eprise	42,350,000	42,350,000	—	—
Eshare	40,143,000	18,208,000	3,949,000	17,986,000
Open Market	70,385,000	6,158,000	6,263,000	57,964,000
Emicom	18,181,000	29,376,000	—	(11,195,000)

        The purchase prices of Data Return, Eprise, eshare, Open Market and Emicom include acquisition costs of $606,000, $1,193,000, $3,426,000, $881,000 and $112,000 respectively, which represents actual acquisition costs incurred, as well as interim financing of $6,500,000 and $7,082,000 provided by divine to Open Market and Data Return, respectively.

        In the Data Return merger, divine issued approximately 74,437,000 shares of divine common stock. Additionally, divine issued options to purchase approximately 14,383,000 shares of divine common stock, with exercise prices ranging from $0.01 to $1.29 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the Data Return merger for purchase accounting purposes is $0.45, which represents the average of the closing price of divine's common stock on the first day the agreed upon terms of the Data Return merger were announced by divine (November 2, 2001) and the three business days before and after the announcement date.

        In the Eprise merger, divine issued approximately 54,018,000 shares of divine common stock. Additionally, divine issued options and warrants to purchase approximately 4,874,000 shares of divine common stock, with exercise prices ranging from $0.11 to $0.59 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the Eprise merger for purchase accounting purposes is $0.71, which represents the average of the closing price of divine's common stock on the first day the agreed upon terms of the Eprise merger were announced by divine (September 18, 2001) and the three business days before and after the announcement date.

        In the eshare merger, divine issued approximately 68,436,000 shares of divine common stock. Additionally, divine issued options to purchase approximately 3,676,000 shares of divine common stock with exercise prices ranging from $0.14 to $0.56 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the eshare merger for purchase accounting purposes is $0.53, which represents the average of the closing price of divine's common stock on the date the Eprise merger was completed (October 23, 2001) and the three business days before and after the acquisition date.

        In the Open Market merger, divine issued approximately 44,455,000 shares of divine common stock. Additionally, divine issued options and warrants to purchase approximately 9,817,000 shares of divine common stock, with exercise prices ranging from $0.63 to $66.06 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the Open Market merger for purchase accounting purposes is $1.26, which represents the average of the closing price of divine's common stock on the first day the agreed upon terms of the Open Market merger were announced by divine (August 16, 2001) and the three business days before and after the announcement date.

        In the Emicom merger, divine issued approximately 13,800,000 shares of divine common stock. Additionally, divine issued options to purchase approximately 123,000 shares of divine common stock, all with an exercise price of $1.36 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the Emicom merger for purchase accounting purposes is $1.30, which represents the average of the closing price of divine's common stock on the first day the agreed upon terms of the Emicom merger were announced by divine (July 12, 2001) and the three business days before and after the announcement date.

        The effects of the Data Return, Eprise, eshare, Open Market and Emicom mergers have been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best preliminary estimates of fair value with any excess purchase price being allocated to goodwill or other intangibles. In the Eprise and Emicom mergers, the excess fair value of net assets acquired over the purchase price has been applied first to the writedown of noncurrent assets, with the remainder, if any, recorded in the retained earnings, reflecting the extraordinary gain generated by negative goodwill that would have been recognized by divine had the mergers been completed on September 30, 2001. This gain is not reflected in the unaudited pro forma condensed combined statements of operations. The preliminary allocation of the purchase price may be subject to further adjustments, as divine finalizes its allocation of purchase price in accordance with generally accepted accounting principles. The pro forma adjustments related to the purchase price allocation of the acquisitions represent management's best estimate of the effects of these transactions.

2.
Pro Forma Balance Sheet Adjustments

(a)
Reflects divine's actual acquisition costs and interim financing incurred for the Eprise, eshare, Open Market, and Data Return acquisitions. To the extent that these acquisition costs were capitalized on divine's historical balance sheet as of September 30, 2001, they are shown as a reduction in other non-current assets in the unaudited pro forma condensed combined balance sheet. Acquisition costs that were not capitalized on divine's historical balance sheet as of September 30, 2001, but for which invoices were received by divine as of January 31, 2002 are shown as a reduction in cash and cash equivalents in the unaudited pro forma condensed combined balance sheet.

(b)
Reflects the issuance of 54,017,705 shares of divine common stock and the elimination of Eprise's equity in consolidation. Also reflects the issuance of options and warrants to purchase 4,873,626 shares of divine common stock. The Black-Scholes fair value of these options and warrants is $2,859,000 and has been included as part of the purchase price. As some of the options have an exercise price that was less than the purchase price on the day preceding the acquisition date, the intrinsic value related to the future-vesting period, $221,000, is recorded as unearned stock-based compensation. Also included are purchase accounting adjustments for facilities impairment of $4,813,000, severance accrual of $396,000, and other accrued expenses totalling $1,200,000. Also reflects a decrease in Eprise's noncurrent assets of $1,199,000, which represents the adjusted fair value of Eprise's tangible net assets as September 30, 2001 in excess of the fair value of divine's consideration given in the acquisition.

  (c)
  Reflects the effect of real estate options, which were effective at the closing of the merger of divine with eshare. divine has entered into agreements with Szlam Partners, L.P. and Melita House, Inc., pursuant to which divine has paid approximately $3,703,000 and $2,047,000, respectively, for ten-year options to purchase eshare's U.S. and United Kingdom headquarters.

  (d)
  Reflects the issuance of 68,435,596 shares of divine common stock and the elimination of eshare's equity in consolidation. Also reflects the issuance of options to purchase 3,676,299 shares of divine common stock. The Black-Scholes fair value of these options is $1,671,000 and has been included as part of the purchase price. Also reflects the elimination of eshare's deferred tax assets of $11,899,000, and stand-alone goodwill and other intangibles of $3,302,000, as well as the establishment by divine of goodwill and other intangible assets of $17,989,000, which represents the fair value of divine's consideration given in excess of the adjusted fair value of eshare's tangible net assets as of September 30, 2001. Additionally, as a portion of the purchase price was allocated to in-process research and developed and was expensed as part of the acquisition, accumulated deficit has been increased by $3,949,000. The adjustment also reflects purchase accounting adjustments for facilities impairment of $6,123,000, severance accrual of $1,064,000, and other accrued expenses totalling $1,487,000.

  (e)
  Accounts payable and goodwill have been adjusted to eliminate the unpaid balance for software sold by eshare to Brandango, a consolidated associated company of divine that ceased operations in 2000.

  (f)
  Reflects the issuance of 44,454,515 shares of divine common stock and the elimination of Open Market's equity in consolidation. Also reflects the issuance of options and warrants to purchase 9,817,066 shares of divine common stock. The Black-Scholes fair value of the options and warrants is $6,991,000 and has been included as part of the purchase price. Also reflects the establishment by divine of goodwill and other intangibles of $57,964,000, which represents the fair value of divine's consideration given in excess of the adjusted fair value of Open Market's tangible net assets as September 30, 2001. Additionally, as a portion of the purchase price was allocated to in-process research and developed and was expensed as part of the acquisition, accumulated deficit has been increased by $6,263,000. The adjustment also reflects purchase accounting adjustments for facilities impairment of $785,000, severance accrual of $1,909,000, and other accrued expenses totalling $1,075,000.

  (g)
  Reflects the issuance of 74,437,043 shares of divine common stock and the elimination of Data Return's equity in consolidation. Also reflects the issuance of options to purchase 14,382,923 shares of divine common stock. The Black-Scholes fair value of the options is $5,728,000 and has been included as part of the purchase price. Also reflects the establishment by divine of goodwill and other intangibles of $27,988,000 which represents the fair value of divine's consideration given in excess of the adjusted fair value of Data Return's tangible net assets as of September 30, 2001. The adjustment also reflects purchase accounting adjustments for severance accrual of $3,043,000, and facilities impairment of $2,055,000.

3.
Pro Forma Statement of Operations Adjustments

        The pro forma statement of operations adjustments for the year ended December 31, 2000 consist of:

  (h)
  Reflects the elimination of the accretion of dividends on Eprise's redeemable preferred stock.

  (i)
  Selling, general and administrative expenses have been adjusted to reflect the amortization of developed technology associated with the acquisitions over an estimated useful life of four years. Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, goodwill acquired in transactions completed after June 30, 2001 is not amortized. As the Eprise, eshare, Open Market, Data Return and Emicom acquisitions were completed subsequent to that date, these pro forma results do not reflect any goodwill amortization expense related to these acquisitions.

  (j)
  Product revenues have been adjusted to reflect the sale, during 2000 of software, by eshare to Brandango, a consolidated company of divine. The sale price of the software was approximately $1,815,000. Of this amount, $403,000 had been depreciated and $1,412,000 had been written off to impairment expenses when Brandango ceased operations later in 2000.

  (k)
  Reflects the removal of income tax benefits that would not have been recorded had the mergers occurred on January 1, 2000.

  (l)
  Reflects the removal of divine's equity interest in Emicom's income, as reflected in divine's historical statement of operations for the year ended December 31, 2000.

        The pro forma statement of operations adjustments for the nine months ended September 30, 2001 consist of:

  (m)
  Selling, general and administrative expenses have been adjusted to reflect the amortization of developed technology associated with the acquisitions over an estimated useful life of four years. Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, goodwill acquired in transactions completed after June 30, 2001 will not be amortized. As the Eprise, eshare, Open Market, Data Return and Emicom acquisitions were completed subsequent to that date, these pro forma results do not reflect any goodwill amortization expense related to these acquisitions.

  (n)
  Reflects the removal of income tax benefits that would not have been recorded had the mergers occurred on January 1, 2000.

  (o)
  Reflects the elimination of the accretion of dividends on Open Market's redeemable preferred stock.

  (p)
  Reflects the removal of divine's equity interest in Emicom's losses prior to divine's acquisition, as reflected in divine's historical statement of operations for the nine months ended September 30, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2002

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 8, 2001, among divine, inc., DES Acquisition Company and eshare communications, Inc., excluding exhibits and schedules thereto.*
2.2	Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, among divine, inc., Knowledge Resources Acquisition Corp. and RoweCom Inc., excluding exhibits and schedules thereto.*
23.1	Consent of Luboshitz Kasierer Arthur Andersen, with respect to Emicom audited financial statements.
99.1	Press Release of divine, inc. dated July 9, 2001 announcing the acquisition of eshare communications, Inc. (incorporated by reference to divine's Rule 425 filing, dated July 9, 2001).
99.2	Voting Agreement, dated as of July 8, 2001, between divine, inc. and Szlam Partners, L.P. *
99.3	Stockholder Agreement, dated as of July 8, 2001, among divine, inc., Szlam Partners, L.P. and Aleksander Szlam, including exhibits thereto. *
99.4	Press Release of divine, inc. dated July 9, 2001 announcing the acquisition of RoweCom Inc. (incorporated by reference to divine's Rule 425 filing, dated July 9, 2001).
99.5	Agreement, dated July 11, 2001, by divine to furnish supplementally to the SEC, upon request, copies of omitted schedules.*

*
Previously filed.

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  Item 7. Financial Statements and Exhibits.
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
EMICOM GROUP INC. CONSOLIDATED BALANCE SHEETS (In thousands of U.S. dollars)
EMICOM GROUP INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands of U.S. dollars)
EMICOM GROUP INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (In thousands of U.S. dollars, except share data)
EMICOM GROUP INC. CONSOLIDATED STATEMENT OF CASH FLOW
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
EMICOM GROUP INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (In thousands of U.S. dollars)
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
divine, inc. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2001 (in thousands)
divine, inc. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (in thousands, except per share data)
divine, inc. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
SIGNATURE
Exhibit Index